802 N Washington St

                                                                                                                                                                                                                                                              Spokane, WA  99201

May 14, 2019

U.S. Securities and Exchange Commission Office of the Chief Accountant

100 F Street, NE Washington, DC 20549

Re: Vivic Corp.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Vivic Corp. dated May 14, 2019, and agree with the statements concerning our Firm under the heading “Changes in Registrant's Certifying Accountant.”

We have no basis on which to agree or disagree with the other statements contained in the Form 8-K.

Sincerely,

/s/ Fruci & Associates II, PLLC